Interactive Brand Development, Inc. Engages Nationally
Recognized Advisory Firm

DEERFIELD BEACH, Fla.--(BUSINESS WIRE)—Feb. 23, 2005 – Interactive Brand Development (trading symbol: IBDI) announces that on February 12, 2005, the board of directors of Interactive Brand Development (“IBD”) approved the engagement of Corporate Revitalization Partners LLC, a national advisory firm (“CRP”) to assist IBD in the management of its subsidiary, Internet Billing Company (“iBill”).

Pursuant to the terms of engagement, CRP has staffed senior executives on site at IBD’s corporate headquarters in Deerfield Beach, Florida. CRP will advise IBD on the day-to-day management of iBill. CRP will also advise IBD on general corporate matters.

In October 2004, CRP was the recipient of the Turnaround of the Year Award as awarded by the Turnaround Management Association, an international trade organization. Access to more information about CRP is available at www.crpllc.net.

The engagement provides for certain performance based incentive payments based on predetermined financial goals. The term of the engagement commenced as of February 12, 2005 and will continue until termination by either party, although IBD may not terminate CRP prior to June 12, 2005. The length of the engagement is not determinable at this time.

“CRP has recent demonstrable success that our board determined would be valuable to our company and our shareholders, including advising our company in stock exchange compliance, financial reporting, controls and procedures, as well as assisting us in management of our daily operations,” said Steve Markley, CEO of IBD. “We believe that CRP, as a national advisory firm with expertise in managing the turn around of businesses, will provide a great benefit to our company,” added Mr. Markley.

About Interactive Brand Development, Inc.

Interactive Brand Development, Inc. (trading symbol: IBDI) is a media and marketing holding company that owns Internet Billing Company (iBill), a leading online payments company, and owns a significant interest in Penthouse Media Group (PMG), publisher of Penthouse Magazine, a brand-driven global entertainment business founded in 1965 by Robert C. Guccione. PMG's flagship PENTHOUSE(TM) brand is a highly recognized consumer brands in the world and is widely identified with premium entertainment for adult audiences. PMG is operated by affiliates of Marc Bell Capital Partners, LLC. IBD also has investments in online auctions and classic animation libraries.

On February 10, 2005 IBD withdrew its appeal of the AMEX staff’s decision to commence delisting procedures. The result of which has led to the delisting of IBD’s common stock from the AMEX. IBD’s new stock symbol is “IBDI”. Although no assurances can be made, IBD intends to move for a listing of its common shares on the OTCBB or NASDAQ SmallCap in the immediate future.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our and our subsidiaries' and affiliates' expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings with the SEC. We are under no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For Interactive Brand Development, Inc., Deerfield Beach

Media Contact:

Sitrick & Company

Tammy Taylor or Lew Phelps, 310-788-2850

or

Investor Relations Contact:

Investor Relations Services, Inc., New Smyrna Beach, Fla.

David Kugelman, 386-409-0200

invrel@invrel.net